Exhibit 10.14.1

[*] = CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS

DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED

MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE

COMMISSION.

FIRST AMENDMENT TO

MANUFACTURING SERVICES AGREEMENT

This First Amendment to Manufacturing Services Agreement (this “Amendment”), is made as of this 3 day of March, 2008 (“Effective Date”), by and between Targanta Therapeutics Corporation, a Delaware corporation, with a place of business at 225 South East Street, Suite 390, Indianapolis, IN 46202 (“Targanta”), and Catalent Pharma Solutions, LLC (f/k/a Cardinal Health PTS, LLC), a Delaware limited liability company, with a place of business at 4401 Alexander Blvd. NE, Albuquerque, NM 87107 (“Catalent”).

RECITALS

A. Targanta and Catalent have entered into that certain Manufacturing Services Agreement dated the 27th of March 2007 (the “MSA”), pursuant to which Catalent has agreed to manufacture certain pharmaceutical products for Targanta;

B. Targanta and Catalent desire to amend the MSA.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the parties agree as follows:

1. Definitions.

A. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to them in the MSA. For clarity, the term “Agreement” as used in the MSA and herein shall mean the MSA as amended hereby.

B. Section 1.5 is amended by deleting it in its entirety and replacing it with the following:

“1.5.1	“Calendar Quarter” means a period of three (3) consecutive months commencing on January 1, April 1, July 1 or October 1 of any Calendar Year.

1.5.2	“Calendar Year” means a period of twelve (12) consecutive months commencing on January 1 and ending on December 31.”

C. Section 1.25 is amended by deleting “Section 4.3” and replacing it with “Section 4.2”.

2. Catalent Divestiture and Name Change.

A. All references to “Cardinal Health PTS, LLC” in the MSA shall be deemed references to “Catalent Pharma Solutions, LLC” and all references to “Cardinal Health” in the Evaluation Agreement shall be deemed references to “Catalent”.

B. Article 17 of the MSA is hereby amended by deleting the Catalent “copy to” name and address in its entirety and replacing it with the following:

     Catalent Pharma Solutions, LLC

     14 Schoolhouse Road

     Somerset, New Jersey 08873

     Attn: General Counsel (Legal Department)

     Facsimile: (732) 537-6491

C. Article 17 of the MSA is hereby amended by deleting the Targanta “copy to” name and address in its entirety and replacing it with the following:

     Targanta Therapeutics Corporation

     222 Third Street, Suite 2300

     Cambridge, Massachusetts 02142

     Attn: General Counsel

     Facsimile: (617) 577-9021

3. Manufacturing Services. In connection with and/or as a result of the work to be pursued by the parties, the MSA is hereby amended, as follows.

A. Section 4.1 is amended by deleting it in its entirety and replacing it with the following:

“[*]. Beginning in [*] and during each [*] of the Term of this Agreement, the [*] shall be [*]. To fulfill the [*], the required [*]; however, the parties hereby agree that Targanta may satisfy the [*] as follows: [*]. For clarity, Targanta’s total [*] for [*], even if [*]. If Targanta does not purchase each [*] by its deadline (as described above), then within [*] after the relevant deadline, Targanta shall pay Catalent the difference between (i) the [*] had been fulfilled and (ii) the [*] up to the deadline with respect to the [*] which is being fulfilled.”

B. Section 4.2 is hereby amended by adding the following proviso to the end of the last sentence:

“; provided, that Catalent shall not be obligated to [*] in any [*].”

C. It is noted that there is no Section 4.3 in the MSA. For ease of reference, the numbering is left as is.

4. No Other Variation. Except as expressly provided in this Amendment, all the terms, conditions and provisions of the MSA (including the rights, duties, liabilities and obligations of the parties thereunder) remain in full force and effect, and shall apply to the construction of this Amendment.

5. Governing Law. This Amendment shall be construed under and enforced in accordance with the laws of the state of Ohio, without regard to its conflicts of law principles.

6. Entire Agreement. This Amendment and the MSA, including their respective Attachments, constitute the entire agreement between the parties relating to the subject matter hereof and thereof, and may not be varied except in writing signed by a duly authorized representative of each party.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

CATALENT PHARMA SOLUTIONS, LLC		TARGANTA THERAPEUTICS CORPORATION

By:	/s/ Barry Littlejohns	By:	/s/ Roger Miller
Name: Barry Littlejohns		Name: Roger Miller
Its: VP & GM Injectables		Its: Site Head & VP of Operations